THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


         Subject to Completion, Pricing Supplement dated April 4, 2003


PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 39 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                Dated                  , 2003
                                                                  Rule 424(b)(3)


                                  $

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes

                           -------------------------

                Stock Participation Notes due September 15, 2010
              Linked to the Common Stock of WAL-MART STORES, INC.

            Stock Participation Notes with Minimum Return Protection

Unlike ordinary debt securities, the notes do not pay interest. Instead, at maturity you will receive, for each $1,000 principal amount of the notes, the equity-linked payment amount, which is equal to $1,000 multiplied by the product of each of the semi-annual performance amounts of Wal-Mart common stock over the term of the notes, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,200, which we refer to as the minimum payment amount. The minimum payment amount (120% of the issue price) represents a yield to maturity of 2.5% per annum on each $1,000 principal amount of the notes.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    The minimum payment amount for each note at maturity is $1,200.

o At maturity, you will receive for each note an equity-linked payment amount equal to $1,000 multiplied by the product of the semi-annual performance amounts of Wal-Mart common stock for each of the 15 semi-annual valuation periods during the term of the notes. However, if the equity-linked payment amount is less than the minimum payment amount of $1,200, you will receive the minimum payment amount for each of your notes.

     o The semi-annual performance amount in each semi-annual valuation period is equal to (i) the closing price of one share of Wal-Mart common stock at the end of that semi-annual valuation period divided by (ii) the closing price of one share of Wal-Mart common stock at the beginning of that semi-annual valuation period, in each case subject to adjustment for certain corporate events relating to Wal-Mart and
         subject to a maximum semi-annual performance amount of           .

     o   The maximum semi-annual performance amount is equivalent to an
         increase in the price of Wal-Mart common stock of    % in that period.

o Investing in the notes is not equivalent to investing in Wal-Mart common stock.

o Wal-Mart Stores, Inc. is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

o We will apply to list the notes under the proposed symbol "MWT.A" on the American Stock Exchange LLC.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.

                           -------------------------
                                  PRICE     %
                           -------------------------

                             Price to              Agent's           Proceeds to
                              Public             Commissions           Company
                             --------            -----------         -----------

Per Note.............            %                    %                   %
Total................            $                    $                   $

If you purchase at least 1,000 notes in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be
$         per note (   % of the issue price). In that case, the Agent's
commissions will be $         per note.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT


     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the notes is linked to the performance of the common stock of Wal-Mart Stores, Inc., which we refer to as Wal-Mart Stock. These notes combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying Wal-Mart Stock as measured by the equity-linked payment amount. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the greater of the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

Each note costs $1,000        We, Morgan Stanley, are offering Stock
                              Participation Notes due September 15, 2010 Linked to the Common Stock of Wal-Mart Stores, Inc., which we refer to as the notes. The principal amount and issue price of each note is $1,000.

Payment at maturity linked   Unlike ordinary debt securities, the notes do not
to Wal-Mart Stock with       pay interest. Instead, at maturity you will
minimum return protection    receive, for each $1,000 principal amount of
                             notes, the equity linked payment amount, which is
                             equal to $1,000 multiplied by the product of each
                             of the semi-annual performance amounts of
                             Wal-Mart Stock over the term of the notes, as
                             described below. In any semi-annual valuation
                             period, the maximum semi-annual performance
                             amount is        (corresponding to a     %
                             semi-annual increase in the price of Wal-Mart
                             Stock). In no event, however, will the payment at maturity be less than $1,200, the minimum payment amount.

                                          120% Minimum Repayment

                             The minimum payment amount of $1,200 (120% of the issue price) represents a yield to maturity of 2.5% per annum on each $1,000 principal amount of notes.

                                Payment at Maturity Linked to Wal-Mart Stock

                             If the product of $1,000 multiplied by the product of each of the semi-annual performance amounts of Wal-Mart Stock over the term of the notes, which we refer to as the equity-linked payment amount, is greater than $1,200, you will receive the equity-linked payment amount for each $1,000 principal amount of notes.

How the payment at maturity  The payment at maturity of the notes, which we
is determined                refer to as the maturity redemption amount, will
                             be determined by the calculation agent for the notes as follows:

                             o First, determine the semi-annual performance amount for each semi-annual valuation period, which may be no greater than the maximum
                                  semi-annual performance amount of        .

                             o Second, determine the equity-linked payment amount by multiplying $1,000 by the product of each of the semi-annual performance amounts.

                             o Last, if the equity-linked payment amount is less than $1,200 (the minimum payment amount), you will receive the minimum payment amount for each of your notes. If the equity-linked payment amount is greater than the minimum payment amount, you will receive the equity-linked payment amount for each of your notes.

                             To determine the semi-annual performance amount in any semi-annual valuation period, the calculation agent will divide the closing price of one share of Wal-Mart Stock on the last day of the
                             semi-annual valuation period by the closing price of one share of Wal-Mart Stock on the first day of the semi-annual valuation period, in each case subject to adjustment for certain corporate events relating to Wal-Mart Stores, Inc., which we refer to as Wal-Mart. Adjustments for corporate events are generally made by means of changes to a share ratio, which is initially set at 1.0, as described in the section "Description of Notes--Antidilution Adjustments." However, in no event will the
                             semi-annual performance amount exceed       (or,
                             measured in percentage terms, a   % increase in the
                             price of Wal-Mart Stock) in any semi-annual
                             valuation period, and as a consequence, you will not participate in any semi-annual increase in the price of Wal-Mart Stock to the extent that
                             increase exceeds   %.

                             Each semi-annual valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first semi-annual valuation period will begin on the day we offer the notes for initial sale to the public. The closing price of one share of Wal-Mart
                             Stock for the first period valuation date is      ,
                             the day we offer the notes for initial sale to the public.

                             The period valuation dates are the 15th of each March and September, beginning September 15, 2003 through March 15, 2010, and the final period valuation date is September 13, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of Notes--Period Valuation Dates."

The equity-linked payment    Because your participation in semi-annual
amount may be less than the  increases in the price of Wal-Mart Stock is
simple price return of       limited by the maximum semi-annual performance
Wal-Mart Stock               amount of         , or     % per semi-annual
                             period, the return on your investment in the
                             notes at maturity may be less than the return you
                             would have received if you had invested $1,000 in
                             an investment linked to Wal-Mart Stock that
                             measured the performance of Wal-Mart Stock by
                             comparing only the closing price of Wal-Mart
                             Stock at maturity with the closing price of
                             Wal-Mart Stock on the day we first offer the
                             notes for initial sale to the public, which we
                             refer to as the simple price return. The amount
                             of the discrepancy, if any, between the
                             equity-linked payment amount and simple price
                             return will depend on how often and by how much
                             any semi-annual performance amounts exceed
                                     , or     %, during the 15 semi-annual
                             valuation periods over the term of the notes.

                             Conversely, if the simple price return over the term of the notes is less than $1,200, the minimum payment amount of $1,200 per note will provide a higher return on your $1,000 investment than would an equal investment directly in Wal-Mart Stock, not including any dividends paid on Wal-Mart Stock.

                             Please review the examples beginning on PS-7, under "Hypothetical Payouts on the Notes," which explain in more detail how the equity-linked payment amount is calculated and how the return on your investment in the notes may be more or less than the simple price return.

                             You can review the historical values of Wal-Mart Stock for each quarterly period in the period from January 1, 2000 through April 4, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical semi-annual percent change for Wal-Mart Stock as calculated for each semi-annual period ending December 31, 1980 through December 31, 2002 in Annex A to this pricing supplement. Although the historical prices of Wal-Mart Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that positive semi-annual percent changes for Wal-Mart Stock exceeded 1.13, or 13% per period, in 25 of the last 45 semi-annual periods.

The notes may become         Following certain corporate events relating to
linked to the common stock   Wal-Mart Stock, such as a merger event where
of companies other than      holders of Wal-Mart Stock would receive all or a
Wal-Mart                     substantial portion of their consideration in
                             cash or a significant cash dividend or
                             distribution of property with respect to Wal-Mart
                             Stock, the Semi-annual Performance Amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Wal-Mart in lieu of, or in addition to, Wal-Mart Stock. In the event of such a merger or distribution, the equity-linked nature of the notes would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of Notes--Antidilution
                             Adjustments." You should read this section in order to understand these and other adjustments that may be made to your notes.

MS & Co. will be the         We have appointed our affiliate, Morgan Stanley &
calculation agent            Co. Incorporated, which we refer to as MS & Co., to
                             act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the semi-annual performance amounts and the equity-linked payment amount. MS & Co. will also adjust the share ratio for certain corporate events that could affect the price of Wal-Mart Stock and determine the appropriate underlying security or securities to which the performance of the notes will be linked in the event of certain reorganization events that we describe in the section of this pricing supplement called "Description of
                             Notes--Antidilution Adjustments."

No affiliation with          Wal-Mart is not an affiliate of ours and is not
Wal-Mart                     involved with this offering in any way.  The
                             obligations represented by the notes are obligations of Morgan Stanley and not of Wal-Mart.

The notes will be treated    The notes will be treated as "contingent payment
as contingent payment debt   debt instruments" for U.S. federal income tax
instruments for U.S. federal purposes, as described in the section of this
income tax purposes          pricing supplement called "Description of
                             Notes--United States Federal Income Taxation."
                             Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States
                             Federal Income Taxation" and the section called
                             "United States Federal Taxation--Notes--Notes
                             Linked to Commodity Prices, Single Securities,
                             Baskets of Securities or Indices" in the accompanying prospectus supplement.

                             If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                             You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Where you can find           The notes are senior notes issued as part of our
more information on          Series C medium-term note program. You can find a
the notes                    general description of our Series C medium-term
                             note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                             "Description of Notes--Floating Rate Notes" and
                             "--Notes Linked to Commodity Prices, Single
                             Securities, Baskets of Securities or Indices."

                             Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these notes differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us              You may contact your local Morgan Stanley branch
                             office or our principal executive offices at 1585
                             Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE NOTES

     The equity-linked payment amount is based on the closing price of Wal-Mart Stock on the period valuation dates for each semi-annual valuation period. Because the price of Wal-Mart Stock may be subject to significant fluctuations over the term of the notes, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing price of Wal-Mart Stock on the amount payable to you at maturity. However, Wal-Mart Stock may not appreciate or depreciate over the term of the notes in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the price of Wal-Mart Stock over the term of the notes, which we refer to as the volatility of Wal-Mart Stock, may be significantly different than the volatility of Wal-Mart Stock implied by any of the examples.

     Assuming a maximum semi-annual performance amount equal to 1.13 (equivalent to a semi-annual stock price return of 13%), the equity-linked payment amount for each of the examples below is calculated using the following formula:

     Equity-linked Payment   =   $1,000 x (Product of each of the Semi-annual Performance Amounts)
             Amount

             where,

                                             Wal-Mart Stock price at end of
                                              Semi-annual Valuation Period
    Semi-annual Performance  =  lesser of   -------------------------------- and 1.13
             Amount                         Wal-Mart Stock price at start of
                                              Semi-annual Valuation Period

     Beginning on PS-9, we have provided examples of the hypothetical payouts on the notes. Below is a simplified example to illustrate how the equity-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical note with four semi-annual valuation periods and Wal-Mart Stock with an initial price per share of $50.00.

     If the closing price at the end of each semi-annual valuation period is $53.50, $52.85, $62.40 and $54.25, respectively, the semi-annual performance amount for each of the semi-annual valuation periods would be as follows:

                    Stock Price          Stock Price
                    at start of           at end of                                     Semi-annual
  Semi-annual       Semi-annual          Semi-annual                        Stock       Performance
    period       Valuation Period     Valuation Period                   Performance       Amount
  -----------    ----------------     ----------------                   -----------    -----------
                                                            $53.50
  1st Period          $50.00               $53.50           ------    =    1.07000        1.07000
                                                            $50.00

                                                            $52.85
  2nd Period          $53.50               $52.85           ------    =     .98785         .98785
                                                            $53.50

                                                            $62.40                                      (lesser of
  3rd Period          $52.85               $62.40           ------    =    1.18070          1.13      1.18070 and 1.13)
                                                            $52.85

                                                            $54.25
  4th Period          $62.40               $54.25           ------    =     .86939         .86939
                                                            $62.40


     The equity-linked payment amount equals $1,000 times the product of each of the semi-annual performance amounts. Based on the semi-annual performance amounts in the above example, the equity-linked payment amount would be calculated as follows:

    $1,000    x   (1.07000   x   .98785   x   1.13    x  .86939)   =   $1,038.41

     The equity-linked payment amount of $1,038.41 represents an increase of 3.841% above the issue price of the notes. Because the semi-annual performance amount for the semi-annual valuation period ending in the third semi-annual period was limited to 1.13, the return of the equity-linked payment amount as a percentage of the issue price is less than the return would have been on a $1,000 note linked to the simple return of Wal-Mart Stock. The simple return of Wal-Mart Stock, which we refer to as the simple price return, would measure the overall performance of Wal-Mart Stock by dividing the closing price of Wal-Mart Stock at the end of the final semi-annual valuation period by the closing price of Wal-Mart Stock on the day we offer the notes for initial sale to the public and would be calculated as follows:

                                       $54.25
         Simple Price Return =    ----------------- =        8.5%
                                       $50.00

     The simple price return of 8.5% on a $1,000 note would result in a investment return of $1,085, which is greater than the equity linked payment amount of $1,038.41.

                                   *   *   *

The examples beginning on PS-9 are based on 15 semi-annual valuation periods, the following hypothetical terms and assume a Wal-Mart Stock price equal to $50.00 at the start of the first semi-annual valuation period:

o    Issue Price per note: $1,000

o    Minimum Payment Amount: $1,200

o Maximum Semi-annual Performance Amount: 1.13 (equivalent to a semi-annual return on Wal-Mart Stock of 13%).

     As you review the examples, please note that although the maximum semi-annual performance amount for any semi-annual period is 1.13 (equivalent to a semi-annual increase in the price of Wal-Mart Stock of 13%), in measuring the stock performance for the subsequent semi-annual period we will use the actual price of Wal-Mart Stock at the start of the semi-annual valuation period for that subsequent semi-annual period rather than the price that would have resulted from an increase of 13% in the price of Wal-Mart Stock during the previous semi-annual period. For example, in Example 2, the price of Wal-Mart Stock increases from $59.00 to $68.00 for the period beginning September 15, 2004 and ending March 15, 2005, resulting in a Wal-Mart Stock performance of
1.15254 (equivalent to an increase in the price of Wal-Mart Stock of 15.254% in that semi-annual period) and a semi-annual performance amount of 1.13. Consequently, in the subsequent semi-annual period Wal-Mart Stock performance is measured using $68.00 as the starting price of Wal-Mart Stock for that subsequent semi-annual period rather than $66.67, the price that would have resulted from an increase of 13% in the price of Wal-Mart Stock during the previous semi-annual period.

     Semi-annual periods which resulted in an increase in the price of Wal-Mart Stock of 13% or greater are indicated in bold typeface below.

                                        ------------------------------------------------------------------------------------
                                        Example 1                                  Example 2
                                        Hypothetical   Wal-Mart     Semi-annual    Hypothetical    Wal-Mart    Semi-annual
                                        Ending Stock     Stock      Performance    Ending Stock     Stock      Performance
 Period Start       Period End             Price      Performance     Amount          Price      Performance     Amount
April   , 2003      September 15, 2003     $53.00        1.06000       1.06000        $52.00        1.04000       1.04000
September 15, 2003      March 15, 2004      55.00        1.03774       1.03774         57.00        1.09615       1.09615
March 15, 2004      September 15, 2004      59.00        1.07273       1.07273         59.00        1.03509       1.03509
September 15, 2004      March 15, 2005      63.00        1.06780       1.06780         68.00        1.15254       1.13000
March 15, 2005      September 15, 2005      64.00        1.01587       1.01587         57.00        0.83824       0.83824
September 15, 2005      March 15, 2006      64.00        1.00000       1.00000         63.00        1.10526       1.10526
March 15, 2006      September 15, 2006      67.00        1.04688       1.04688         66.00        1.04762       1.04762
September 15, 2006      March 15, 2007      66.00        0.98507       0.98507         78.00        1.18182       1.13000
March 15, 2007      September 15, 2007      67.00        1.01515       1.01515         74.00        0.94872       0.94872
September 15, 2007      March 15, 2008      71.00        1.05970       1.05970         73.00        0.98649       0.98649
March 15, 2008      September 15, 2008      66.00        0.92958       0.92958         76.00        1.04110       1.04110
September 15, 2008      March 15, 2009      70.00        1.06061       1.06061         81.00        1.06579       1.06579
March 15, 2009      September 15, 2009      77.00        1.10000       1.10000         83.00        1.02469       1.02469
September 15, 2009      March 15, 2010      76.00        0.98701       0.98701         79.00        0.95181       0.95181
March 15, 2010      September 13, 2010      80.00        1.05263       1.05263         80.00        1.01266       1.01266

                                       -------------------------------------------------------------------------------------
                                                Simple Price Return: $1,600.00            Simple Price Return:  $1,600.00
                                       Equity-linked Payment Amount: $1,600.00    Equity-linked Payment Amount: $1,499.92
                                             Minimum Payment Amount: $1,200.00          Minimum Payment Amount: $1,200.00
                                         Maturity Redemption Amount: $2,000.00      Maturity Redemption Amount: $1,499.92
                                       -------------------------------------------------------------------------------------

(Table Continue>

                                        ---------------------------------------
                                        Example 3
                                        Hypothetical    Wal-Mart    Semi-annual
                                        Ending Stock     Stock      Performance
 Period Start       Period End             Price      Performance      Amount
April   , 2003      September 15, 2003     $59.00        1.18000       1.13000
September 15, 2003      March 15, 2004      56.00        0.94915       0.94915
March 15, 2004      September 15, 2004      52.00        0.92857       0.92857
September 15, 2004      March 15, 2005      60.00        1.15385       1.13000
March 15, 2005      September 15, 2005      63.00        1.05000       1.05000
September 15, 2005      March 15, 2006      72.00        1.14286       1.13000
March 15, 2006      September 15, 2006      68.00        0.94444       0.94444
September 15, 2006      March 15, 2007      65.00        0.95588       0.95588
March 15, 2007      September 15, 2007      59.00        0.90769       0.90769
September 15, 2007      March 15, 2008      64.00        1.08475       1.08475
March 15, 2008      September 15, 2008      68.00        1.06250       1.06250
September 15, 2008      March 15, 2009      82.00        1.20588       1.13000
March 15, 2009      September 15, 2009      71.00        0.86585       0.86585
September 15, 2009      March 15, 2010      84.00        1.18310       1.13000
March 15, 2010      September 13, 2010      80.00        0.95238       0.95238

                                       ----------------------------------------
                                                Simple Price Return: $1,600.00
                                       Equity-linked Payment Amount: $1,327.90
                                             Minimum Payment Amount: $1,200.00
                                         Maturity Redemption Amount: $1,327.90
                                       ----------------------------------------

     In Examples 1, 2 and 3, the price of the Wal-Mart Stock increases 60% over the term of the notes and ends above the initial price of 50. However, each example produces a different maturity redemption amount because the hypothetical performance of Wal-Mart Stock over the term of the notes is different in each example.

o In Example 1, the semi-annual performance amount never exceeds the 13% maximum semi-annual performance amount, and consequently, the equity-linked payment amount of $1,600 equals the Simple Price Return of $1,600. The amount payable at maturity is the equity-linked payment amount of $1,600, representing a 60% increase above the issue price.

o In Example 2, the price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending March 15, 2005 and March 15, 2007, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual period ending September 15, 2005) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,499.92 is less than the Simple Price Return of $1,600. Therefore, although the price of Wal-Mart Stock increases 60% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,499.92, representing a 49.99% increase above the issue price.

o In Example 3, the price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending September 15, 2003, March 15, 2005, March 15, 2006, March 15, 2009 and March 15, 2010, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual period ending September 15, 2009) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $1,327.90 is significantly less than the Simple Price Return of $1,600. Therefore, although the price of Wal-Mart Stock increases 60% over the term of the notes, the amount payable at maturity of the notes is the equity-linked payment amount of $1,327.90, representing a 32.79% increase above the issue price.

                                        ---------------------------------------------------------------------------------
                                        Example 4                                  Example 5
                                        Hypothetical   Wal-Mart     Semi-annual    Hypothetical    Wal-Mart   Semi-annual
                                        Ending Stock     Stock      Performance    Ending Stock     Stock     Performance
 Period Start    Period End                Price      Performance     Amount          Price      Performance     Amount
April   , 2003      September 15, 2003    $52.00        1.04000       1.04000        $ 42.00        0.84000      0.84000
September 15, 2003      March 15, 2004     49.00        0.94231       0.94231          52.00        1.23810      1.13000
March 15, 2004      September 15, 2004     47.00        0.95918       0.95918          52.00        1.00000      1.00000
September 15, 2004      March 15, 2005     48.00        1.02128       1.02128          71.00        1.36538      1.13000
March 15, 2005      September 15, 2005     45.00        0.93750       0.93750          92.00        1.29577      1.13000
September 15, 2005      March 15, 2006     43.00        0.95556       0.95556         118.00        1.28261      1.13000
March 15, 2006      September 15, 2006     44.00        1.02326       1.02326         172.00        1.45763      1.13000
September 15, 2006      March 15, 2007     45.00        1.02273       1.02273          88.00        0.51163      0.51163
March 15, 2007      September 15, 2007     43.00        0.95556       0.95556          97.00        1.10227      1.10227
September 15, 2007      March 15, 2008     40.00        0.93023       0.93023          96.00        0.98969      0.98969
March 15, 2008      September 15, 2008     41.00        1.02500       1.02500         100.00        1.04167      1.04167
September 15, 2008      March 15, 2009     38.00        0.92683       0.92683          96.00        0.96000      0.96000
March 15, 2009      September 15, 2009     39.00        1.02632       1.02632         124.00        1.29167      1.13000
September 15, 2009      March 15, 2010     37.00        0.94872       0.94872         107.00        0.86290      0.86290
March 15, 2010      September 13, 2010     40.00        1.08108       1.08108          96.00        0.89720      0.89720

                                      -----------------------------------------------------------------------------------
                                               Simple Price Return: $  800.00             Simple Price Return: $1,920.00
                                      Equity-linked Payment Amount: $  800.00    Equity-linked Payment Amount: $  755.69
                                            Minimum Payment Amount: $1,200.00          Minimum Payment Amount: $1,200.00
                                        Maturity Redemption Amount: $1,200.00      Maturity Redemption Amount: $1,200.00
                                      -----------------------------------------------------------------------------------

     In Example 4, the price of Wal-Mart Stock decreases over the term of the notes and ends below the initial price of 50. The semi-annual performance amounts never exceed the 13% maximum Semi-annual Performance Amount, and consequently, the equity-linked payment amount of $800 equals the Simple Price Return of $800. Although the price of Wal-Mart Stock decreases 20% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,200, representing a 20% increase above the issue price.

                                 *     *     *

     In Example 5, the price of Wal-Mart Stock increases over the term of the notes and ends above the initial price of 50. The price of Wal-Mart Stock increases more than 13% in the semi-annual periods ending March 15, 2004, March 15, 2005, September 15, 2005, March 15, 2006, September 15, 2006 and September 15, 2009, and the semi-annual performance amounts for each of those periods is limited to the maximum of 1.13. Any significant decrease in the price of Wal-Mart Stock (see, for example, the semi-annual periods ending March 15, 2007 and March 15, 2010) is not subject to a corresponding limit. Consequently, the equity-linked payment amount of $755.69 is significantly less than the Simple Price Return of $1,920.00. Therefore, although the price of Wal-Mart Stock increases 92% over the term of the notes, the amount payable at maturity of the notes is the Minimum Payment Amount of $1,200, representing only a 20% increase above the issue price.

                                  RISK FACTORS



     The notes are not secured debt and, unlike ordinary debt securities, the notes do not pay interest. Investing in the notes is not equivalent to investing directly in Wal-Mart Stock. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.


The notes do not pay interest      The terms of the notes differ from those of
like ordinary debt securities      ordinary debt securities in that we will not
                                   pay interest on the notes. Because the
                                   equity-linked payment amount due at maturity may be no greater than the minimum payment amount of $1,200, representing an effective yield to maturity of 2.5% per annum on the issue price of each note, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forego market floating interest payments on the notes in exchange for the amount by which the equity-linked payment amount or the minimum payment amount exceeds the principal amount of the notes.

The notes may not                  There may be little or no secondary market
be actively traded                 for the notes.  Although we will apply to
                                   list the notes on the American Stock
                                   Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the notes, but it is not required to do so.

Market price of the notes          Several factors, many of which are beyond our
will be influenced by many         control, will influence the value of the
unpredictable factors              notes, including:

                                   o  the price of Wal-Mart Stock at any time
                                      and on each of the specific period
                                      valuation dates

                                   o  the volatility (frequency and magnitude
                                      of changes in value) of Wal-Mart Stock

                                   o  interest and yield rates in the market

                                   o  the dividend rate on Wal-Mart Stock

                                   o the time remaining to the maturity of the notes

                                   o  geopolitical conditions and economic,
                                      financial, political and regulatory or
                                      judicial events that affect stock markets generally and that may affect the value of Wal-Mart Stock on the specific period valuation dates

                                   o  our creditworthiness

                                   Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the equity-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the price of Wal-Mart Stock during previous semi-annual valuation periods is greater than the increases in the price of Wal-Mart Stock during previous semi-annual valuation periods. Because of the compounding effect of previous semi-annual performance amounts and the limited appreciation potential resulting from the maximum semi-annual performance amount, the effect of several of these factors on the market price of the notes, including the price of Wal-Mart

                                   Stock at the time of any such sale and the volatility of Wal-Mart Stock, will decrease over the term of the notes.

                                   You cannot predict the future performance and volatility of Wal-Mart Stock based on its historical performance. We cannot guarantee that the semi-annual performance of Wal-Mart Stock will result in an equity-linked payment amount in excess of the minimum payment amount.


Investing in the notes is not      Because the equity-linked payment amount is
equivalent to investing in         based on the compounded semi-annual return
Wal-Mart Stock                     of Wal-Mart Stock on 15 semi-annual
                                   valuation dates during the term of the notes
                                   and your participation in semi-annual
                                   increases is limited to    %, it is
                                   possible for the return on your investment
                                   in the notes (the effective yield to
                                   maturity) to be substantially less than the
                                   return of Wal-Mart Stock over the term of
                                   the notes. As demonstrated by Examples 2 and
                                   3 under "Hypothetical Payouts on the Notes"
                                   above, an investment in the notes may result
                                   in a return at maturity that is less than
                                   the simple price return. The amount of the
                                   discrepancy, if any, between the
                                   equity-linked payment amount and simple
                                   price return will depend on how often and by
                                   how much any semi-annual performance amount
                                   exceeds         , or    %, during the 15
                                   semi-annual valuation periods over the term of the notes.

                                   The maximum semi-annual performance amount
                                   will operate to limit your participation in
                                   the increase in the price of Wal-Mart Stock
                                   during any semi-annual valuation period to a
                                   maximum of    %, while your exposure to any
                                   decline in the price of Wal-Mart Stock
                                   during any semi-annual valuation period will
                                   not be limited. It is possible that
                                   increases in the price of Wal-Mart Stock
                                   during some semi-annual valuation periods
                                   will be offset by declines in the price of
                                   Wal-Mart Stock during other semi-annual
                                   valuation periods during the term of the
                                   notes. However, because of the limits on
                                   your participation in semi-annual increases
                                   in the price of Wal-Mart Stock resulting
                                   from the    % maximum semi-annual performance
                                   amount, it is possible that increases in the price of Wal-Mart Stock that would otherwise offset declines in the price of Wal-Mart Stock will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the equity-linked payment amount may be less than the minimum payment amount of $1,200 even if the price of Wal-Mart Stock increases more than 20% over the term of the notes. In that case, you would receive the minimum payment amount, which represents a return on your investment that is less than the simple price return on Wal-Mart Stock.

                                   You can review the historical prices of
                                   Wal-Mart Stock for each calendar quarter in the period from January 1, 2000 through April 4, 2003 in the section of this pricing supplement called "Description of Notes--Historical Information." You should also review the historical semi-annual percent change for Wal-Mart Stock as calculated for each semi-annual period ending December 31, 1980 through December 31, 2002 in Annex A to this pricing supplement. Although the historical prices of Wal-Mart Stock should not be taken as an indicator of future performance or future volatility, Annex A illustrates that the semi-annual percent changes for Wal-Mart Stock exceeded 1.13, or 13% per period in 25 of the last 45 semi-annual periods.

The notes may become               Following certain corporate events relating
linked to the common stock of      to Wal-Mart Stock, such as a merger event
companies other than               where holders of Wal-Mart Stock would
Wal-Mart                           receive all or a substantial portion of
                                   their consideration in cash or a significant cash dividend or distribution of property with respect to Wal-Mart Stock, the Semi-annual Performance Amounts used to calculate your return on the notes will be based on the common stock of three companies in the same industry group as Wal-Mart in lieu of, or in addition to, Wal-Mart Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                   "Description of Notes-Antidilution
                                   Adjustments." The occurrence of such
                                   corporate events and the consequent
                                   adjustments may materially and adversely affect the market price of the notes.


The antidilution adjustments we    MS & Co., as calculation agent, will adjust
are required to make do not        the share ratio and securities underlying
cover every corporate event        the notes for certain events affecting
that can affect                    Wal-Mart Stock, such as stock splits and
Wal-Mart Stock                     stock dividends, and certain other corporate
                                   actions involving Wal-Mart, such as mergers.
                                   However, the calculation agent will not make an adjustment for every corporate event that can affect Wal-Mart Stock. For example, the calculation agent will not make any adjustments if Wal-Mart or anyone else makes a partial tender or partial exchange offer for Wal-Mart Stock. If an event occurs that does not require the calculation agent to adjust the amount of Wal-Mart Stock payable at maturity, the market price of the notes may be materially and adversely affected.

Morgan Stanley is not              Wal-Mart is not an affiliate of ours and is
affiliated with Wal-Mart           not involved with this offering in any way.
                                   Consequently, we have no ability to control the actions of Wal-Mart, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Wal-Mart has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to Wal-Mart.

Morgan Stanley may engage in       We or our affiliates may presently or from
business with or involving         time to time engage in business with
Wal-Mart without regard to your    Wal-Mart, including extending loans to, or
interests                          making equity investments in, Wal-Mart or
                                   providing advisory services to Wal-Mart, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Wal-Mart. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Wal-Mart.
                                   These research reports may or may not
                                   recommend that investors buy or hold
                                   Wal-Mart Stock.

You have no                        As an investor in the notes, you will not
shareholder rights                 have voting rights or rights to receive
                                   dividends or other distributions or any
                                   other rights with respect to Wal-Mart Stock.

Adverse economic interests         Because the calculation agent, MS & Co., is
of the calculation agent           our affiliate, the economic interestsof the
and its affiliates may affect      calculation agent and its affiliates may be
determinations                     adverse to your interests as an investor in
                                   the notes. MS& Co. will calculate the
                                   equity-linked payment amount, the
                                   semi-annual performance amounts and what adjustments should be made to the share ratio to reflect certain corporate and other events. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and in determining the appropriate underlying security or securities to track in the event of certain reorganization events, may affect the equity-linked payment amount. See the sections of this pricing supplement called "Description of
                                   Notes--Antidilution Adjustments" and
                                   "--Market Disruption Event."

Hedging and trading activity by    We expect that MS & Co. and other affiliates
the calculation agent and its      will carry out hedging activities related to
affiliates could potentially       the notes (and possibly to other instruments
adversely affect the price of      linked to Wal-Mart Stock), including trading
Wal-Mart Stock                     in Wal-Mart Stock as well as in other
                                   instruments related to Wal-Mart Stock. MS &
                                   Co. and some of our other subsidiaries also trade Wal-Mart Stock and other financial instruments related to Wal-Mart Stock on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the price of Wal-Mart
                                   Stock and, accordingly, could affect the payout to you on the notes.

The notes will be treated          You should also consider the U.S. federal
as contingent payment              income tax consequences of investing in
debt instruments for               the notes.  The notes will be treated as
U.S. federal income tax            "contingent payment debt instruments" for
purposes                           U.S. federal income tax purposes, as
                                   described in the section of this pricing supplement called "Description of
                                   Notes--United States Federal Income
                                   Taxation." Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation" and the section called "United
                                   States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities,
                                   Baskets of Securities or Indices" in the accompanying prospectus supplement.

                                   If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                                   You are urged to consult your own tax
                                   advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of any of our Stock Participation Notes due September 15, 2010 Linked to the Common Stock of Wal-Mart Stores, Inc. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).


Principal Amount.................  $

Original Issue Date
(Settlement Date)................              , 2003

Maturity Date....................  September 15, 2010, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the final Period Valuation Date for calculating the Equity-linked Payment Amount.

                                   If, due to a Market Disruption Event or
                                   otherwise, the final Period Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Period Valuation Date as postponed. See "--Period Valuation Dates" below.

Specified Currency...............  U.S. dollars

CUSIP............................  617446HZ5

Minimum Denominations............  $1,000

Issue Price......................  $1,000 (100%)

Interest Rate....................  None

Maturity Redemption Amount.......  At maturity, you will receive for each Note the Maturity Redemption Amount, equal to the greater of (i) the Equity-linked Payment Amount and (ii) the Minimum Payment Amount.

                                   We shall, or shall cause the Calculation
                                   Agent to (i) provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary, which we refer to as DTC, of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount...........  $1,200

Equity-linked Payment Amount.....  The Equity-linked Payment Amount is equal to
                                   (i) $1,000 times (ii) the product of the Semi-annual Performance Amounts for each Semi-annual Valuation Period over the term of the Notes.

Semi-annual Performance Amount...  With respect to any Semi-annual Valuation
                                   Period, the Semi-annual Performance Amount
                                   will be equal to the lesser of (i)       and
                                   (ii) a fraction, the numerator of which will
                                   be the Market Price of one share of Wal-Mart
                                   Stock times the Share Ratio, each as
                                   determined on the Period Valuation Date at
                                   the end of such Semi-annual Valuation
                                   Period, and the denominator of which will be
                                   the Market Price of one share of Wal-Mart
                                   Stock times the Share Ratio, each as
                                   determined on the Period Valuation Date at
                                   the beginning of such Semi-annual Valuation
                                   Period, provided that for the first
                                   Semi-annual Valuation Period, the
                                   denominator will be     , the Market Price of
                                   one share of Wal-Mart Stock on the day we offer the Notes for initial sale to the public. See also, "--Antidilution Adjustments" below.

Semi-annual Valuation Periods....  Each period from and including a Period
                                   Valuation Date to and including the
                                   immediately subsequent Period Valuation
                                   Date; provided that the first Semi-annual
                                   Valuation Period will begin on the day we offer the Notes for initial sale to the public. The first Semi-annual Valuation Period will be shorter than six calendar months.

Period Valuation Dates...........  The Period Valuation Dates will be (i) the
                                   15th of each March and September, beginning
                                   September 15, 2003 to and including March
                                   15, 2010, and (ii) September 13, 2010, in
                                   each such case subject to adjustment if such date is not a Trading Day or if a Market Disruption Event occurs on such date as described in the two following paragraphs.

                                   If any scheduled Period Valuation Date
                                   occurring from and including September 15, 2003 to and including March 15, 2010 is not a Trading Day or if a Market Disruption Event occurs on any such date, such Period Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on any of the scheduled Period Valuation Dates occurring from and including September 15, 2003 to and including March 15, 2010 and on each of the five Trading Days immediately succeeding that scheduled Period Valuation Date, then such fifth succeeding Trading Day will be deemed to be the relevant Period Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day.

                                   If September 13, 2010 (the final Period
                                   Valuation Date) is not a Trading Day or if there is a Market Disruption Event on such day, the final Period Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Share Ratio......................  1.0, subject to adjustment for certain corporate events relating to Wal-Mart. See
                                   "--Antidilution Adjustments" below.

Market Price.....................  If Wal-Mart Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of Wal-Mart Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Wal-Mart Stock is listed or admitted to trading (which may be the Nasdaq National Market if it is then a national securities exchange) or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Wal-Mart Stock is listed or admitted to trading on such securities exchange), the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market (if it is not then a national securities exchange) or OTC Bulletin Board on such day. If the last reported sale price of the principal trading session is not available pursuant to clause
                                   (i) or (ii) of the preceding sentence
                                   because of a Market Disruption Event or
                                   otherwise, the Market Price for any Trading
                                   Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Wal-Mart Stock obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system, and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day......................  A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated
Note.............................  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note.  Senior

Trustee..........................  JPMorgan Chase Bank (formerly known as
                                   The Chase Manhattan Bank)

Agent............................  Morgan Stanley & Co. Incorporated and its
                                   successors ("MS & Co.")

Antidilution Adjustments.........  The Share Ratio will be adjusted as follows:

                                   1. If Wal-Mart Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio will be adjusted to equal the product of the prior Share Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Wal-Mart Stock.

                                   2. If Wal-Mart Stock is subject (i) to a stock dividend (issuance of additional shares of Wal-Mart Stock) that is given ratably to all holders of shares of Wal-Mart Stock or (ii) to a distribution of Wal-Mart Stock as a result of the triggering of any provision of the corporate charter of Wal-Mart, then once the dividend or distribution has become effective and Wal-Mart Stock is trading ex-dividend, the Share Ratio will be adjusted so that the new Share Ratio shall equal the prior Share Ratio plus the product of (i) the number of shares issued with respect to one share of Wal-Mart Stock and (ii) the prior Share Ratio.

                                   3. If Wal-Mart issues rights or warrants to all holders of Wal-Mart Stock to subscribe for or purchase Wal-Mart Stock at an exercise price per share that is less than the Market Price of Wal-Mart Stock on both
                                   (i) the date the exercise price of such
                                   rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Notes, then the Share Ratio will be adjusted on the Trading Day immediately following the expiration date of such rights or warrants to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Wal-Mart Stock outstanding immediately prior to the issuance of such rights or warrants (as adjusted for any subsequent corporate event requiring an adjustment hereunder) plus the number of additional shares of Wal-Mart Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Wal-Mart Stock outstanding immediately prior to the issuance of such rights or warrants (as adjusted for any subsequent corporate event requiring an adjustment hereunder) plus the number of additional shares of Wal-Mart Stock which the aggregate offering price of the total number of shares of Wal-Mart Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price. If the number of shares of Wal-Mart Stock actually delivered in respect of such rights or warrants differs from the number of shares of Wal-Mart Stock offered in respect of such rights or warrants, then the Share Ratio for Wal-Mart Stock shall promptly be readjusted to the Share

                                   Ratio which would have been in effect had the adjustment been made on the basis of the number of shares of Wal-Mart Stock actually delivered in respect of such rights or warrants.

                                   4. There will be no adjustments to the Share
                                   Ratio to reflect cash dividends or other distributions paid with respect to Wal-Mart Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i),
                                   (iv) and (v) of the first sentence of
                                   paragraph 5 and Extraordinary Dividends.
                                   "Extraordinary Dividend" means (a) the full amount per share of Wal-Mart Stock of any cash dividend or special dividend or distribution that is identified by Wal-Mart as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Wal-Mart as an extraordinary or special dividend or distribution) distributed per share of Wal-Mart Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Wal-Mart Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Market Price of Wal-Mart Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Wal-Mart Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Market Price, the "Base Market Price") (c) the full cash value of any non-cash dividend or distribution per share of Wal-Mart Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Wal-Mart Stock includes an Extraordinary Dividend, the Share Ratio with respect to Wal-Mart Stock will be adjusted on the ex-dividend date so that the new Share Ratio will equal the product of (i) the prior Share Ratio and (ii) a fraction, the numerator of which is the Base Market Price, and the denominator of which is the amount by which the Base Market Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Market Price, then, instead of adjusting the Share Ratio, each subsequent Semi-annual Performance Amount will be calculated as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Wal-Mart Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Share Ratio pursuant only to clause (i), (iv) or
                                   (v) of the first sentence of paragraph 5, as applicable.

                                   5. Any of the following shall constitute a Reorganization Event: (i) Wal-Mart Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by

                                   Wal-Mart, (ii) Wal-Mart has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) Wal-Mart completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) Wal-Mart is liquidated, (v) Wal-Mart issues to all of its shareholders equity securities of an issuer other than Wal-Mart (other than in a transaction described in clause (ii),
                                   (iii) or (iv) above) (a "spinoff stock") or
                                   (vi) Wal-Mart Stock is the subject of a
                                   tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of Wal-Mart Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the Semi-annual Performance Amounts for Period Valuation Dates following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be calculated by reference to:

                                      (1) if Wal-Mart Stock continues to be
                                      outstanding, Wal-Mart Stock (if
                                      applicable, as reclassified upon the
                                      issuance of any tracking stock) at the
                                      Share Ratio in effect on such Period
                                      Valuation Date (taking into account any
                                      adjustments for any distributions
                                      described under clause (3)(a) below); and

                                      (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or any stock received in exchange for Wal-Mart Stock, where Wal-Mart is not the surviving entity, the number of shares of the New Stock received with respect to one share of Wal-Mart Stock multiplied by the Share Ratio for Wal-Mart Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Share Ratio"), as adjusted to such Period Valuation Date (taking into account any adjustments for distributions described under clause
                                      (3)(a) below); and

                                      (3) for any cash and any other property
                                      or securities other than Marketable
                                      Securities received in such
                                      Reorganization Event (the "Non-Stock
                                      Exchange Property"),

                                         (a) if the combined value of the
                                         amount of Non-Stock Exchange Property
                                         received per share of Wal-Mart Stock,
                                         as determined by the Calculation Agent
                                         in its sole discretion on the
                                         effective date of such Reorganization
                                         Event (the "Non-Stock Exchange
                                         Property Value"), by holders of
                                         Wal-Mart Stock is less than 25% of the
                                         Market Price of Wal-Mart Stock on the
                                         Trading Day immediately prior to the
                                         effective date of such Reorganization
                                         Event, a number of shares of Wal-Mart
                                         Stock, if applicable, and of any New
                                         Stock received in connection with such
                                         Reorganization Event, if applicable,
                                         in proportion to the relative Market
                                         Prices of Wal-Mart Stock and any such
                                         New Stock, and with an aggregate value
                                         equal to the Non-Stock Exchange
                                         Property Value based on such Market
                                         Prices, in each case
                                         as determined by the Calculation Agent
                                         in its sole discretion on the
                                         effective date of such Reorganization
                                         Event, and the number such shares of
                                         Wal-Mart Stock or any New Stock
                                         determined in accordance with this
                                         clause (3)(a) will be added at the
                                         time of such adjustment to the Share
                                         Ratio in subparagraph (1) above and/or
                                         the New Stock Share Ratio in
                                         subparagraph (2) above, as applicable,
                                         or

                                         (b) if the Non-Stock Exchange Property
                                         Value is equal to or exceeds 25% of
                                         the Market Price of Wal-Mart Stock on
                                         the Trading Day immediately prior to
                                         the effective date relating to such
                                         Reorganization Event or, if Wal-Mart
                                         Stock is surrendered exclusively for
                                         Non-Stock Exchange Property (in each
                                         case, a "Reference Basket Event"), an
                                         equal-dollar weighted basket of three
                                         Reference Basket Stocks (as defined
                                         below) with an aggregate value on the
                                         effective date of such Reorganization
                                         Event equal to the Non-Stock Exchange
                                         Property Value. The "Reference Basket
                                         Stocks" will be the three stocks with
                                         the largest market capitalization
                                         among the stocks that then comprise
                                         the S&P 500 Index (or, if publication
                                         of such index is discontinued, any
                                         successor or substitute index selected
                                         by the Calculation Agent in its sole
                                         discretion) with the same primary
                                         Standard Industrial Classification
                                         Code ("SIC Code") as Wal-Mart;
                                         provided, however, that a Reference
                                         Basket Stock will not include any
                                         stock that is subject to a trading
                                         restriction under the trading
                                         restriction policies of Morgan Stanley
                                         or any of its affiliates that would
                                         materially limit the ability of Morgan
                                         Stanley or any of its affiliates to
                                         hedge the Notes with respect to such
                                         stock (a "Hedging Restriction");
                                         provided further that if three
                                         Reference Basket Stocks cannot be
                                         identified from the S&P 500 Index by
                                         primary SIC Code for which a Hedging
                                         Restriction does not exist, the
                                         remaining Reference Basket Stock(s)
                                         will be selected by the Calculation
                                         Agent from the largest market
                                         capitalization stock(s) within the
                                         same Division and Major Group
                                         classification (as defined by the
                                         Office of Management and Budget) as
                                         the primary SIC Code for Wal-Mart.
                                         Each Reference Basket Stock will be
                                         assigned a Basket Stock Share Ratio
                                         equal to the number of shares of such
                                         Reference Basket Stock with a Market
                                         Price on the effective date of such
                                         Reorganization Event equal to the
                                         product of (a) the Non-Stock Exchange
                                         Property Value, (b) the Share Ratio in
                                         effect for Wal-Mart Stock on the
                                         Trading Day immediately prior to the
                                         effective date of such Reorganization
                                         Event and (c) 0.3333333.

                                   Following the allocation of any
                                   Extraordinary Dividend to Reference Basket
                                   Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Semi-annual Performance Amount for each subsequent Period Valuation Date will be the sum of:

                                      (i)    if applicable, the product of the
                                             Market Price of one share of
                                             Wal-Mart Stock and the Share Ratio
                                             then in effect; and

                                      (ii)   if applicable, for each New Stock,
                                             the product of the Market Price of
                                             one share of such New Stock and
                                             the New Stock Share Ratio then in
                                             effect for such New Stock; and

                                      (iii)  if applicable, for each Reference
                                             Basket Stock, the product of the
                                             Market Price of such Reference
                                             Basket Stock and the Basket Stock
                                             Share Ratio then in effect for
                                             such Reference Basket Stock.

                                   In each case, the Market Price and the
                                   applicable Share Ratio (including for this purpose, any New Stock Share Ratio or Basket Stock Share Ratio) will be determined by the Calculation Agent on the Period Valuation Date; provided that if there is a Market Disruption Event with respect to any underlying stock, the Market Price and Share Ratio for the unaffected underlying stocks will be determined on the originally scheduled Period Valuation Date, and the Market Price and Share Ratio for the affected underlying stock will be postponed in accordance with the second and third paragraphs under "--Period Valuation Dates" above; provided further that the provisions for the extension of the Maturity Date will apply in the case of the postponement of the Period Valuation Date for any underlying stock.

                                                 *     *     *

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any antidilution adjustments after which the Semi-annual Performance Amount is based in whole or in part on the value of a New Stock or Reference Basket Stocks, references to "Wal-Mart Stock" under "Market Price" and "Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and, if Wal-Mart Stock is no longer outstanding, all other references in this pricing supplement to "Wal-Mart Stock" shall be deemed to refer to New Stock and/or the Reference Basket Stocks, unless the context otherwise requires. The New Stock Share Ratio(s) or Basket Stock Share Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                   If a Market Price is no longer available for Wal-Mart Stock, any New Stock or any Reference Basket Stock for whatever reason, including in the event Wal-Mart or the issuer of such other stock is liquidated or Wal-Mart or such other issuer is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, then the value of the Wal-Mart Stock, any New Stock or any Reference Basket Stock, as applicable, will equal zero for as long as no Market Price is available.

                                   If a Reference Basket Event occurs, we
                                   shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                   No adjustment to any Share Ratio (including for this purpose, any New Stock Share Ratio or Basket Stock Share Ratio) will be required unless such adjustment would require a change of at least 0.1% in the Share Ratio then in effect. The Share Ratio resulting from any of the adjustments specified above will be rounded to the nearest one-hundred thousandth, with five one-hundred thousandths rounded upward. Adjustments to the Share Ratios will be made up to and including the final Period Valuation Date.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to any Share
                                   Ratio, New Stock Share Ratio or Basket Stock
                                   Share Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash), and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments made
                                   pursuant to paragraphs 1 through 5 above upon written request by any investor in the Notes.

Market Disruption Event..........  "Market Disruption Event" means, with respect to Wal-Mart Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of Wal-Mart Stock
                                      on the primary market for Wal-Mart Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Wal-Mart Stock as a result of which the reported trading prices for Wal-Mart Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Wal-Mart Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (1) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                   (4) a suspension of trading in options
                                   contracts on Wal-Mart Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to Wal-Mart Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Wal-Mart Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default...  In case an event of default with respect to the Notes shall have occurred and be
                                   continuing, the amount declared due and
                                   payable for each Note upon any acceleration of the Notes (an "Event of Default Acceleration") will be equal to the Maturity Redemption Amount determined as though the Market Price of Wal-Mart Stock for any Period Valuation Date scheduled to occur on or after such date of acceleration were the Market Price of Wal-Mart Stock on the date of acceleration. Therefore, the Semi-annual Performance Amount for the then current Semi-annual Valuation Period would be equal to the Market Price of one share of Wal-Mart Stock times the Share Ratio on the date of acceleration divided by the Market Price of one share of Wal-Mart Stock times the Share Ratio on the Period Valuation Date at the beginning of such Semi-annual Valuation Period, and the Semi-annual Performance Amount for each remaining Semi-annual Valuation Period would be equal to 1.

                                   If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Maturity Redemption Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

 Calculation Agent...............  MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                   All calculations with respect to the
                                   Equity-linked Payment Amount and the
                                   Semi-annual Performance Amount will be
                                   rounded to the nearest one
                                   hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Share Ratio or determining any Market Price, the Equity-linked Payment Amount, the Semi-annual Performance Amount or whether a Market Disruption Event has occurred. See "--Antidilution Adjustments," "--Alternate
                                   Exchange Calculation in Case of an Event of Default" and "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Wal-Mart Stock;
Public Information...............  Wal-Mart operates discount department stores, warehouse membership clubs and superstores.
                                   Wal-Mart Stock is registered under the
                                   Exchange Act. Companies with securities
                                   registered under the Exchange Act are
                                   required to file periodically certain
                                   financial and other information specified by the Securities and Exchange Commission (the "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by Wal-Mart pursuant to the Exchange Act can be located by reference to Commission file number 1-06991. In addition, information regarding Wal-Mart may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the Notes offered hereby and does not relate to Wal-Mart Stock or other securities of Wal-Mart. We have derived all disclosures contained in this pricing supplement regarding Wal-Mart from the publicly available documents described in the preceding paragraph. Neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Wal-Mart in connection with the offering of the Notes. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding Wal-Mart is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of Wal-Mart Stock (and therefore the price of Wal-Mart Stock at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Wal-Mart could affect the value received at maturity with respect to the Notes and therefore the trading prices of the Notes.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of Wal-Mart Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with Wal-Mart, including extending loans to, or making equity investments in, Wal-Mart or providing advisory services to Wal-Mart, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Wal-Mart, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to Wal-Mart. The statements in the preceding two sentences are not intended to affect the rights of investors in the Notes under the securities laws. As a prospective investor in the Notes, you should undertake an independent investigation of Wal-Mart as in your judgment is appropriate to make an informed decision with respect to an investment in Wal-Mart Stock.

Historical Information...........  The following table sets forth the published high and low Market Prices of Wal-Mart Stock during 2000, 2001, 2002 and during 2003 through April 4, 2003. The Market Price of
                                   Wal-Mart Stock on April 4, 2003 was $54.60.
                                   We obtained the Market Prices and other
                                   information listed below from Bloomberg
                                   Financial Markets and we believe such
                                   information to be accurate. You should not take the historical prices of Wal-Mart Stock as an indication of future performance or future volatility. We cannot give any assurance that the performance of Wal-Mart Stock will result in an Equity-linked Payment Amount in excess of $1,200.

                                   Wal-Mart Stock        High     Low  Dividends
                                   (CUSIP 931142103)
                                   2000
                                   First Quarter.......$ 68.50  $ 44.50   $ 0.06
                                   Second Quarter......  63.56    51.00     0.06
                                   Third Quarter.......  62.00    47.38     0.06
                                   Fourth Quarter .....  55.25    43.25     0.06
                                   2001
                                   First Quarter.......  58.44    46.91     0.07
                                   Second Quarter......  54.35    48.15     0.07
                                   Third Quarter.......  55.99    44.00     0.07
                                   Fourth Quarter......  58.37    49.76     0.07
                                   2002
                                   First Quarter.......  63.75    55.76    0.075
                                   Second Quarter......  61.23    53.15    0.075
                                   Third Quarter.......  56.00    44.60    0.075
                                   Fourth Quarter......  57.33    49.16    0.075
                                   2003
                                   First Quarter.......  54.67    46.74     0.09
                                   Second Quarter
                                     (through
                                     April 4, 2003)....  54.60    52.42        -

                                   We make no representation as to the amount of dividends, if any, that Wal-Mart will pay in the future. In any event, as an investor in the Notes, you will not be entitled to receive dividends, if any, that may be payable on Wal-Mart Stock.

                                   You should also review the historical
                                   semi-annual percent change of Wal-Mart Stock as calculated for each semi-annual period ending December 31, 1980 through December 31, 2002 in Annex A to this pricing supplement.

Use of Proceeds and Hedging......  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the Notes. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the date of this pricing
                                   supplement, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in Wal-Mart Stock, in futures or options contracts on Wal-Mart Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the pricing of the Notes. Purchase activity could potentially increase the value of Wal-Mart Stock, and therefore effectively increase the price of Wal-Mart Stock that must prevail on the Period Valuation Dates in order for you to receive at maturity a payment per Note that exceeds the Minimum Payment Amount. Although we have no reason to believe that our hedging activity will have a material impact on the value of Wal-Mart Stock, we cannot give any assurance that we will not affect such value as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Period Valuation Dates, by purchasing and selling the Wal-Mart

                                   Stock, futures or options contracts on
                                   Wal-Mart Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling all or part of our hedge position on one or more Period Valuation Dates.

Supplemental Information
Concerning Plan of Distribution..  Under the terms and subject to conditions contained in the U.S. distribution agreement
                                   referred to in the prospectus supplement
                                   under "Plan of Distribution," the Agent,
                                   acting as principal for its own account, has
                                   agreed to purchase, and we have agreed to
                                   sell, the principal amount of Notes set
                                   forth on the cover of this pricing
                                   supplement. The Agent proposes initially to
                                   offer the Notes directly to the public at
                                   the public offering price set forth on the
                                   cover page of this pricing supplement;
                                   provided that the price will be $        per
                                   Note for purchasers of 1,000 or more Notes
                                   in any single transaction, subject to the
                                   holding period requirements described below.
                                   The Agent may allow a concession not in
                                   excess of     % of the principal amount of
                                   the Notes to other dealers, which may
                                   include Morgan Stanley & Co. International
                                   Limited. We expect to deliver the Notes
                                   against payment therefor in New York, New
                                   York on            , 2003.  After the initial
                                   offering, the Agent may vary the offering price and other selling terms from time to time.

                                   Where an investor purchases 1,000 or more
                                   Notes in a single transaction at the reduced
                                   price, approximately    % of the Notes
                                   purchased by the investor (the "Delivered
                                   Notes") will be delivered on the Settlement
                                   Date. The balance of approximately     % of
                                   the Notes (the "Escrowed Notes") purchased by the investor will be held in escrow at MS & Co. for the benefit of the investor and delivered to such investor if the investor and any accounts in which the investor may have deposited any of its Delivered Notes have held all of the Delivered Notes for 30 calendar days following the Original Issue Date or any shorter period deemed appropriate by the Agent. If an investor or any account in which the investor has deposited any of its Delivered Notes fails to satisfy the holding period requirement, as determined by the Agent, all of the investor's Escrowed Notes will be forfeited by the investor and not delivered to it. The Escrowed Notes will instead be delivered to the Agent for sale to investors. This forfeiture will have the effect of increasing the purchase price per Note for such investors to 100% of the principal amount of the Notes. Should investors who are subject to the holding period requirement sell their Notes once the holding period is no longer applicable, the market price of the Notes may be adversely affected. See also "Plan of Distribution" in the accompanying prospectus supplement.

                                   In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and any dealer through which we may offer the Notes has represented and agreed, that it
                                   (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

ERISA Matters for Pension Plans
and Insurance Companies..........  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly
                                   Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the Notes will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the Notes.

                                   Purchasers of the Notes have exclusive
                                   responsibility for ensuring that their
                                   purchase and holding of the Notes do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation.........................  The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal tax consequences to initial investors in the Notes purchasing the Notes at the Issue Price, who will hold the Notes as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                   o  certain financial institutions;
                                   o  dealers in securities or foreign
                                      currencies;
                                   o  investors holding Notes as part of a
                                      hedge;
                                   o  U.S. Holders, as defined below, whose
                                      functional currency is not the U.S.
                                      dollar;
                                   o  partnerships;
                                   o  nonresident alien individuals who have
                                      lost their United States citizenship or
                                      who have ceased to be taxed as United
                                      States resident aliens;
                                   o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;
                                   o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                   o  Non-U.S. Holders for whom income or gain
                                      in respect of a Note are effectively
                                      connected with a trade or business in the United States; and
                                   o  Non-U.S. Holders who are individuals
                                      having a "tax home" (as defined in
                                      Section 911(d)(3) of the Code) in the
                                      United States.

                                   If you are considering purchasing the Notes, you are urged to consult your tax advisors with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   U.S. Holders

                                   This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o  a citizen or resident of the United
                                      States;

                                   o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or
                                   o  an estate or trust the income of which is
                                      subject to U.S. federal income taxation
                                      regardless of its source.

                                   The Notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussion under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument.

                                   In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash is paid on the Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                   The rate of accrual of OID on the Notes is
                                   the yield at which we would issue a fixed
                                   rate debt instrument with terms similar to
                                   those of the Notes (our "comparable yield")
                                   and is determined at the time of the
                                   issuance of the Notes. We have determined
                                   that the "comparable yield" is an annual
                                   rate of   % compounded annually. Based on our
                                   determination of the comparable yield, the
                                   "projected payment schedule" for a Note
                                   (assuming an issue price of $1,000) consists
                                   of a projected amount equal to $     due at
                                   maturity.

                                   The following table states the amount of OID that will be deemed to have accrued with respect to a Note during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:

                                                                              TOTAL OID
                                                                OID        DEEMED TO HAVE
                                                             DEEMED TO      ACCRUED FROM
                                                           ACCRUE DURING   ORIGINAL ISSUE
                                                              ACCRUAL     DATE (PER NOTE) AS
                                                            PERIOD (PER   OF END OF ACCRUAL
                                   ACCRUAL PERIOD               NOTE)          PERIOD
                                   --------------          -------------  ------------------
                                   Original Issue Date through
                                     December 31, 2003........
                                   January 1, 2004 through
                                     December 31, 2004........
                                   January 1, 2005 through
                                     December 31, 2005........
                                   January 1, 2006 through
                                     December 31, 2006..
                                   January 1, 2007 through
                                     December 31, 2007........


                                     PS-32

                                                                              TOTAL OID
                                                                OID        DEEMED TO HAVE
                                                             DEEMED TO      ACCRUED FROM
                                                           ACCRUE DURING   ORIGINAL ISSUE
                                                              ACCRUAL     DATE (PER NOTE) AS
                                                            PERIOD (PER   OF END OF ACCRUAL
                                   ACCRUAL PERIOD               NOTE)          PERIOD
                                   --------------          -------------  ------------------
                                   January 1, 2008 through
                                     December 31, 2008.......
                                   January 1, 2009 through
                                     December 31, 2009........
                                   January 1, 2010 through
                                     September 15, 2010.......

                                   The comparable yield and the projected
                                   payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments on a Note.

                                   Non-U.S. Holders

                                   This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o  a nonresident alien individual;
                                   o  a foreign corporation; or
                                   o  a foreign trust or estate.

                                   Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note, will not be subject to U.S. federal income or withholding tax, provided that:

                                   o  such Non-U.S. Holder does not own,
                                      actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
                                   o  the certification required by Section
                                      871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                   Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of
                                   Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                                   Estate Tax. Under Section 2105(b) of the
                                   Code, a Note held by an individual who is not a citizen or resident of the United States at the time of his or her death will not be subject to U.S. federal estate tax as a result of such individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and, at the time of such individual's death, payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

                                   Information Reporting and Backup
                                   Withholding. Information returns may be
                                   filed with the U.S. Internal Revenue Service
                                   (the "IRS") in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                                                                                             Annex A
                                         Historical Wal-Mart Stock Semi-annual Performance
                                                 (December 1980 to December 2002)

     The following table sets forth the price of Wal-Mart Stock at the end of each semi-annual period from December 1980 through
December 2002 and the percent change over each semi-annual period. The price of Wal-Mart Stock at the beginning of the semi-annual period ending December 1980 was $.17. You cannot predict the future performance of Wal-Mart Stock based on its historical performance, and no assurance can be given as to the price of Wal-Mart Stock on any period closing date or at the maturity of the
Notes. The results produced by Wal-Mart Stock for these periods are not necessarily indicative of the results for any other historical period. Semi-annual periods which resulted in an increase in the price of Wal-Mart Stock of 13% or greater are indicated in bold typeface below.

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   Semi-annual       Wal-Mart      Percentage    Semi-annual       Wal-Mart    Percentage    Semi-annual     Wal-Mart    Percentage
  Period Ending     Stock Price      Change     Period Ending     Stock Price    Change     Period Ending   Stock Price    Change
December 1980      $     .24         40.65%      June 1988         $   3.83       17.79%    December 1995    $  11.13      -16.82%
June 1981                .30         25.65%      December 1988         3.92        2.45%    June 1996           12.69       14.04%
December 1981            .33         11.82%      June 1989             4.77       21.51%    December 1996       11.38      -10.34%
June 1982                .41         24.43%      December 1989         5.61       17.71%    June 1997           16.91       48.63%
December 1982            .78         88.65%      June 1990             7.80       39.00%    December 1997       19.72       16.64%
June 1983               1.22         56.90%      December 1990         7.56       -3.01%    June 1998           30.38       54.04%
December 1983           1.22         -0.32%      June 1991            10.69       41.32%    December 1998       40.72       34.05%
June 1984               1.29          5.77%      December 1991        14.72       37.72%    June 1999           48.25       18.50%
December 1984           1.18         -8.18%      June 1992            13.44       -8.71%    December 1999       69.13       43.26%
June 1985               1.71         44.22%      December 1992        16.00       19.07%    June 2000           57.63      -16.64%
December 1985           1.99         16.71%      June 1993            13.13      -17.97%    December 2000       53.13       -7.81%
June 1986               3.24         62.74%      December 1993        12.50       -4.76%    June 2001           48.80       -8.14%
December 1986           2.91        -10.36%      June 1994            12.13       -3.00%    December 2001       57.55       17.93%
June 1987               4.23         45.43%      December 1994        10.63      -12.37%    June 2002           55.01       -4.41%
December 1987           3.25        -23.11%      June 1995            13.38       25.88%    December 2002       50.51       -8.18%
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                                                                                                Total Periods                  45

                                                                                                Total Periods with a semi-annual
                                                                                                increase greater than 13%      25
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